Exhibit 10.14

BJ’S RESTAURANTS, INC.

2005 EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

(2012 Gold Standard Stock Ownership Program)

Name:
Employee ID (if applicable):

You have been granted an option to buy shares of common stock of BJ’s Restaurants, Inc. (the “Company”) as follows:

Grant Date:
Option Type
Option Price per Share:
Total Number of Shares:
Expiration Date:	(unless earlier terminated Pursuant to the terms of your Option Notice or the attached Stock Option Agreement)

The option is granted to you pursuant to the Company’s 2005 Equity Incentive Plan, as amended, and the terms of the 2012 Gold Standard Stock Ownership Program (“GSSOP”) thereunder.

Vesting Schedule:

Vesting Period	Award Percentage Vesting at End of Vesting Period

Grant Date through 3rd Year Anniversary of Grant Date	33%
Grant Date through 5th Year Anniversary of Grant Date	67%

Expiration

Unless otherwise specified above, vested options shall expire, terminate, or otherwise be forfeited as specified in Section 8 of the 2005 Equity Incentive Plan (the “Plan”) which provides for expiration, termination or forfeiture as follows: (i) other than in circumstances covered by (ii), (iii), (iv) or (v) below, three (3) months after the effective date of termination of Active Status (as defined in the Plan) of Optionee or, if Optionee is a Non-Employee Director (as defined in the Plan), six (6) months after the date Optionee ceases to be a Director; (ii) immediately upon termination of Optionee’s Active Status for Misconduct (as defined in the Plan); (iii) twelve (12) months after the date on which Optionee, other than a Non-Employee Director, ceased performing services as a result of his or her total and permanent Disability (as defined in the Plan); (iv) twelve (12) months after the date of the death of Optionee whose Active Status terminated as a result of his or her death; or (v) six (6) months after the date on which the Optionee ceased performing services as a result of Retirement (as defined in the Plan). In no event shall any Option be exercisable after ten years from the Grant Date.

Agreement

By your electronic authorization, you and the Company agree that this option is granted under and governed by the terms of the Stock Option Agreement, the 2012 GSSOP and the Plan (all of which are incorporated herein by this reference as if set forth in full in this document).

BJ’S RESTAURANTS, INC.

By:

Jerry Deitchle, Chief Executive Officer and President